UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 24, 2026

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 1.01	Entry into a Material Definitive Agreement.

On September 24, 2026, The Children’s Place, Inc. (the “Company”) and certain of its subsidiaries entered into a Shariah compliant, unsecured and subordinated promissory note (the “Fourth Mithaq Promissory Note”) for $25.0 million in term loans (the “Fourth Mithaq Term Loan”), as the second advance under the Company’s $40.0 million commitment letter with Mithaq Capital SPC (“Mithaq”), dated as of May 2, 2024 (as amended from time to time, the “Mithaq Credit Facility”). The funds were received by the Company on September 24, 2026, and effective upon the receipt of such funds, the Company’s remaining availability under the Mithaq Credit Facility was permanently reduced to zero. For more information about the Mithaq Credit Facility, see “Note 6. Debt—Mithaq Commitment Letter” of the consolidated financial statements in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended August 1, 2026.

The Fourth Mithaq Term Loan matures on April 16, 2031, and will accrue interest at the Secured Overnight Financing Rate for a one month interest period plus 9.00% per annum, with such interest payments to be made monthly to Mithaq in cash but subject to deferment by the Company upon written notice to Mithaq. The Fourth Mithaq Term Loan is unsecured and guaranteed by each of the Company’s subsidiaries that guarantee (i) the Company’s existing $350.0 million revolving credit facility under its Amended and Restated Credit Agreement dated May 9, 2019 (as amended from time to time, the “Wells Credit Agreement”), with Wells Fargo, National Association (“Wells Fargo”) as the sole lender party thereto, and as Administrative Agent, Collateral Agent and Swing Line Lender, and (ii) the Company’s $100.0 million term loan agreement dated as of December 16, 2025 (as amended from time to time, the “SLR Loan Agreement”) with SLR Credit Solutions (“SLR”; and collectively with Wells Fargo, the “Senior Agents”) and other affiliated SLR entities as the lenders party thereto, and SLR as Administrative Agent, and Collateral Agent.

In addition, the Fourth Mithaq Term Loan is subject to the previously-disclosed second amended and restated subordination agreement previously entered into between the Senior Agents and Mithaq, pursuant to which the Fourth Mithaq Term Loan is also subordinated in payment priority to the obligations of the Company and its subsidiaries under the Wells Credit Agreement and the SLR Loan Agreement, similar to the other unsecured and subordinated promissory notes (“Prior Mithaq Term Loan Notes”) previously entered into between the Company, certain of its subsidiaries and Mithaq. Subject to such subordination terms, the Fourth Mithaq Term Loan is also prepayable at any time and from time to time without penalty and does not require any mandatory prepayments.

Similar to the Prior Mithaq Term Loan Notes, the Fourth Mithaq Promissory Note also contains customary affirmative and negative covenants substantially similar to a subset of the covenants set forth in the Wells Credit Agreement, including limits on the ability of the Company and its subsidiaries to incur certain liens, to incur certain indebtedness, to make certain investments, acquisitions, dispositions or restricted payments, or to change the nature of its business.

Similar to the Prior Mithaq Term Loan Notes, the Fourth Mithaq Promissory Note also contains certain customary events of default, which include (subject in certain cases to customary grace periods), nonpayment of principal, breach of other covenants in the Fourth Mithaq Promissory Note, inaccuracy in representations or warranties, acceleration of certain other indebtedness (including under the Wells Credit Agreement), certain events of bankruptcy, insolvency or reorganization, and invalidity of any part of the Fourth Mithaq Promissory Note.

The Company intends to use the net proceeds of the Fourth Mithaq Term Loan to prepay amounts outstanding under the Company’s revolving credit facility under the Wells Credit Agreement, to reduce a portion of the Company’s accounts payable balances with vendors, and for other general corporate purposes.

As previously reported, Mithaq is a controlling shareholder of the Company, hence Mithaq is a related person with respect to the Fourth Mithaq Term Loan. Turki Saleh A. AlRajhi, who serves as the Company’s Executive Chairman of the board of directors of the Company (the “Board”), is the Chairman and Chief Executive Officer of Mithaq Holding Company and a Director of Mithaq. Muhammad Asif Seemab, who serves on the Board and, as of the date of this Current Report on Form 8-K, as President and Interim Chief Executive Officer of the Company, is a Managing Director of Mithaq Holding Company and serves on the boards of several Mithaq group entities. The Company’s entry into the Fourth Mithaq Promissory Note was reviewed and approved as a related person transaction in accordance with the Company’s policies.

Further, as previously disclosed, on July 1, 2026, the Company and certain of its subsidiaries entered into a Shariah-compliant, unsecured and subordinated promissory note with Mithaq for a $15.0 million term loan (the “Third Mithaq Term Loan”). Pursuant to the Company’s entry into the Third Mithaq Term Loan and the Fourth Mithaq Term Loan, certain conforming changes were required under the Company’s long-term debt documents, to reflect the existence of the Third Mithaq Term Loan and the Fourth Mithaq Term Loan pari passu with the Company’s other term loans with Mithaq. Accordingly, on September 24, 2026, the Company also entered into the following amendments:

1.          Ninth Amendment to Amended and Restated Credit Agreement (the “Wells Amendment”), among the Company, certain of its subsidiaries and Wells Fargo as the sole lender party thereto, and as administrative agent, collateral agent, L/C issuer, and swing line lender, which amends the Wells Credit Agreement;

2.          First Amendment to Credit Agreement (the “SLR Amendment”), among the Company, certain of its subsidiaries, SLR and other affiliated SLR entities as the lenders party thereto, and SLR as administrative agent and collateral agent, which amends the SLR Loan Agreement; and

3.          First Amendment to Second Amended and Restated Subordination Agreement (the “Subordination Amendment” and, together with the SLR Amendment and the Wells Amendment, the “Amendments”), among the Company, certain of its subsidiaries, Wells Fargo, SLR and Mithaq, which amends the Second Amended and Restated Subordination Agreement among the foregoing parties, dated as of December 16, 2025 (as amended, the “Subordination Agreement”).

The Amendments do not increase the commitments or principal amounts outstanding under the Wells Credit Agreement or the SLR Loan Agreement. Except as expressly modified by the Amendments, the Wells Credit Agreement, the SLR Loan Agreement and the Subordination Agreement remain in full force and effect.

The foregoing descriptions of the Fourth Mithaq Promissory Note, the Wells Amendment and the SLR Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts thereof, copies of which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

On September 24, 2026, as described above, the Company and certain of its subsidiaries entered into the Fourth Mithaq Promissory Note. The Company received the proceeds of the Fourth Mithaq Term Loan on September 24, 2026.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit 4.1	Unsecured Promissory Note, dated September 24, 2026, among the Company, certain subsidiaries of the Company, and Mithaq Capital SPC.

Exhibit 10.1	Ninth Amendment to Amended and Restated Credit Agreement, dated as of September 24, 2026, among The Children’s Place, Inc., certain subsidiaries of The Children’s Place, Inc. and Wells Fargo Bank, National Association, as the sole lender party thereto, and as administrative agent, collateral agent, L/C issuer and swing line lender.

Exhibit 10.2	First Amendment to Credit Agreement, dated as of September 24, 2026, among The Children’s Place, Inc., certain subsidiaries of The Children’s Place, Inc., SLR Credit Solutions, as administrative agent and collateral agent, and the other lenders party thereto.

Exhibit 104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This Current Report on Form 8-K, contains or may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements relating to the Company’s strategic initiatives and results of operations. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “project,” “expect,” “anticipate,” “estimate,” “believe” and similar words, although some forward-looking statements are expressed differently. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission, including in the “Part I, Item 1A. Risk Factors” section of its annual report on Form 10-K for the fiscal year ended January 31, 2026. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unable to achieve operating results at levels sufficient to fund and/or finance the Company’s current level of operations and repayment of indebtedness, the risk that changes in trade policy and tariff regimes, including newly imposed U.S. tariffs and any responsive non-U.S. tariffs, may impact the Company’s international manufacturing and operations or customers’ discretionary spending habits, the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by changes in economic conditions (including inflation), the risk that changes in the Company’s plans and strategies with respect to pricing, capital allocation, capital structure, investor communications and/or operations may have a negative effect on the Company’s business, the risk that the Company’s strategic initiatives to increase sales and margin, improve operational efficiencies, enhance operating controls, decentralize operational authority and reshape the Company’s culture are delayed or do not result in anticipated improvements, the risk of delays, interruptions, disruptions and higher costs in the Company’s global supply chain, including resulting from disease outbreaks, foreign sources of supply in less developed countries, more politically unstable countries, or countries where vendors fail to comply with industry standards or ethical business practices, including the use of forced, indentured or child labor, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, various types of litigation, including class action litigation brought under securities, consumer protection, employment, and privacy and information security laws and regulations, risks related to the existence of a controlling stockholder, and the uncertainty of weather patterns, as well as other risks discussed in the Company’s filings with the SEC from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2026

THE CHILDREN’S PLACE, INC.

By:	/s/ Kenneth Li
Name:	Kenneth Li
Title:	General Counsel & Corporate Secretary